Exhibit 99.3
                          [HOLDING COMPANY LETTERHEAD]

FOR IMMEDIATE RELEASE                                      FOR MORE INFORMATION,
                                                                        CONTACT:
May 23, 2005                               George A. Rosenbaum, Jr., EVP and CFO
                                                                  (505) 622-6201


                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
               PARTICIPATES IN TRUST PREFERRED POOLED TRANSACTION

Roswell, New Mexico - First Federal Banc of the Southwest, Inc. (the "Company") announced today its participation in the amount of $3.0 million in a pool of subordinated debt securities to be issued by the Company and other financial institutions to a trust in a method generally referred to as a trust preferred pooled transaction. The subordinated debt securities and corresponding trust preferred securities have a term of thirty years and will bear a fixed rate of interest of 6.145% for the first five years and an adjustable rate of interest indexed to the three-month LIBOR plus 1.85% thereafter.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

                           Forward-Looking Statements
                           --------------------------

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to ongoing or future litigation or bankruptcy matters; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; unanticipated developments in connection with the bankruptcy actions or litigation mentioned above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere from time to time in the Company's periodic reports filed with the Securities and Exchange Commission and other public statements.

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